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                                                                   EXHIBIT 23.1


                       Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement pertaining to the 1996 Employee Stock Option Plan of our reports dated February 7, 1997, with respect to the consolidated financial statements and schedule of Thermadyne Holdings Corporation included and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP

Orange County, California
July 3, 1997